Exhibit 99.2
Tanger Factory Outlet Centers, Inc.

Supplemental Operating and Financial Data
March 31, 2016

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2016

Notice

For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

This Supplemental Operating and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2016

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2016

Geographic Diversification

Consolidated Properties

As of March 31, 2016
State	# of Centers	GLA	% of GLA
South Carolina	5	1,598,375	14%
New York	2	1,478,808	12%
Pennsylvania	3	867,460	8%
Georgia	2	692,478	6%
Michigan	2	667,029	6%
Texas	2	643,497	6%
Connecticut	2	601,512	5%
Alabama	1	556,984	5%
Delaware	1	556,638	5%
North Carolina	3	505,123	4%
New Jersey	1	489,706	4%
Tennessee	1	448,335	4%
Ohio	1	411,776	3%
Missouri	1	329,861	3%
Mississippi	1	320,334	3%
Utah	1	319,661	3%
Louisiana	1	318,666	3%
Iowa	1	276,331	2%
New Hampshire	1	245,698	2%
Maryland	1	198,840	2%
Total	33	11,527,112	100%
Unconsolidated Joint Venture Properties

	# of Centers	GLA	Ownership %
Glendale, AZ	1	410,664	58.00%
Charlotte, NC	1	397,839	50.00%
Savannah, GA	1	377,286	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	338,786	50.00%
Ottawa, ON	1	316,494	50.00%
Cookstown, ON	1	308,517	50.00%
Bromont, QC	1	161,307	50.00%
Saint-Sauveur, QC	1	115,771	50.00%
Total	9	2,779,369

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2016

Property Summary - Occupancy at End of Each Period Shown

Consolidated properties
Location	Total GLA 3/31/16	% Occupied 3/31/16		% Occupied 12/31/15		% Occupied 9/30/15		% Occupied 6/30/15		% Occupied 3/31/15
Deer Park, NY	749,074	96%		95%		95%		94%		94%
Riverhead, NY	729,734	99%		99%		98%		97%		97%
Foley, AL	556,984	94%		96%		93%		96%		96%
Rehoboth Beach, DE	556,638	99%		100%		100%		99%		98%
Atlantic City, NJ	489,706	91%		91%		94%		95%		94%
San Marcos, TX	465,697	98%		98%		98%		95%		97%
Sevierville, TN	448,335	100%		100%		100%		100%		99%
Myrtle Beach Hwy 501, SC	425,247	96%		95%		97%		98%		96%
Jeffersonville, OH	411,776	98%		100%		99%		97%		98%
Myrtle Beach Hwy 17, SC	402,797	98%		100%		99%		100%		100%
Charleston, SC	382,117	98%		99%		99%		99%		99%
Pittsburgh, PA	372,958	100%		100%		100%		99%		99%
Commerce, GA	371,408	94%		97%		97%		96%		92%
Grand Rapids, MI	351,988	94%		95%		93%		N/A		N/A
Branson, MO	329,861	100%		100%		100%		99%		98%
Locust Grove, GA	321,070	100%		100%		100%		99%		100%
Southaven, MS	320,334	97%		96%		N/A		N/A		N/A
Park City, UT	319,661	98%		100%		99%		99%		99%
Mebane, NC	318,910	98%		100%		95%		100%		97%
Gonzales, LA	318,666	98%		99%		100%		100%		100%
Howell, MI	315,041	92%		94%		94%		93%		93%
Mashantucket, CT (Foxwoods)	311,614	96%		95%		94%		91%		N/A
Westbrook, CT	289,898	92%		94%		93%		95%		95%
Williamsburg, IA	276,331	95%		99%		99%		97%		99%
Hershey, PA	247,500	99%		100%		98%		95%		100%
Lancaster, PA	247,002	97%		99%		99%		99%		99%
Tilton, NH	245,698	97%		98%		98%		96%		96%
Hilton Head II, SC	206,544	95%		97%		95%		95%		95%
Ocean City, MD	198,840	79%		79%		99%		99%		97%
Hilton Head I, SC	181,670	97%		97%		97%		100%		100%
Terrell, TX	177,800	98%		98%		97%		95%		96%
Blowing Rock, NC	104,052	100%		100%		100%		97%		97%
Nags Head, NC	82,161	97%		97%		100%		100%		94%
Barstow, CA (2)	N/A	N/A		N/A		100%		100%		100%
Fort Myers, FL (2)	N/A	N/A		91%		90%		91%		93%
Kittery I, ME(2)	N/A	N/A		N/A		N/A		100%		100%
Kittery II, ME(2)	N/A	N/A		N/A		N/A		92%		100%
Tuscola, IL(2)	N/A	N/A		N/A		N/A		88%		85%
West Branch, MI(2)	N/A	N/A		N/A		N/A		88%		88%
Total	11,527,112	97%	(1)	98%	(1),(3)	97%	(1),(4)	97%	(1)	97%

(1)	Excludes the occupancy rate at our Foxwoods, Grand Rapids and Southaven centers which opened during the second, third and fourth quarters of 2015, respectively, and have not yet stabilized.

(2)	Sold the Kittery I, Kittery II, Tuscola, and West Branch centers in September 2015, sold the Barstow center in October 2015 and sold Fort Myers center in January 2016.

(3)	Excludes the occupancy rate of the Fort Myers center which was sold on January 12, 2016.

(4)	Excludes the occupancy rate at our Barstow center which was sold on October 5, 2015. Excludes the occupancy rate of the Fort Myers center which was sold on January 12, 2016.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2016

Unconsolidated joint venture properties
Location	Total GLA 3/31/16	% Occupied 3/31/16	% Occupied 12/31/15	% Occupied 9/30/15	% Occupied 6/30/15	% Occupied 3/31/15
Glendale, AZ (Westgate)	410,664	96%	100%	100%	99%	99%
Charlotte, NC	397,839	98%	99%	99%	99%	98%
Savannah, GA (1)	377,286	99%	99%	99%	96%	N/A
Texas City, TX (Galveston/Houston)	352,705	97%	99%	99%	100%	98%
National Harbor, MD	338,786	99%	99%	99%	99%	97%
Ottawa, ON	316,494	95%	97%	97%	95%	92%
Cookstown, ON	308,517	99%	100%	100%	93%	96%
Bromont, QC	161,307	74%	75%	74%	74%	73%
Saint-Sauveur, QC	115,771	97%	97%	97%	97%	92%
Total	2,779,369	96%	98%	97%	96%	95%

(1)	Center opened in April 2015.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2016

Portfolio Occupancy at the End of Each Period (1)

(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2016

Average Tenant Sales Per Square Foot by Outlet Center Ranking As of March 31, 2016(1)

	12 Months	Period End	Sq Ft	% of	% of Portfolio
Ranking (2)	SPSF	Occupancy %	(in thousands)	Square Feet	NOI (3)
Consolidated Centers
Centers 1 - 5	$538	98%	2,803	27%	34%
Centers 6 - 10	$443	98%	1,243	12%	14%
Centers 11 - 15	$401	97%	1,906	18%	18%
Centers 16 - 20	$351	97%	1,738	16%	15%
Centers 21 - 25	$310	92%	1,438	14%	11%
Centers 26 - 30	$280	95%	1,415	13%	8%

	Cumulative	Cumulative	Cumulative	Cumulative	Cumulative
	12 Months	Period End	Sq Ft	% of	% of Portfolio
Ranking (2)	SPSF	Occupancy %	(in thousands)	Square Feet	NOI (3)
Consolidated Centers
Centers 1 - 5	$538	98%	2,803	27%	34%
Centers 1 - 10	$504	98%	4,046	39%	48%
Centers 1 - 15	$469	98%	5,952	57%	66%
Centers 1 - 20	$440	98%	7,690	73%	81%
Centers 1 - 25	$420	97%	9,128	87%	92%
Centers 1 - 30	$401	97%	10,543	100%	100%

Unconsolidated centers (4)	$416	97%	1,500	n/a	n/a

(1)
Sales are based on reports by retailers leasing outlet center stores for the trailing 12 months for tenants which have occupied such stores for a minimum of 12 months. Sales per square foot are based on all tenants less then 20,000 square feet in size. Centers are ranked by sales per square foot as of December 31, 2015.

(2)	Outlet centers included in each ranking group (in alphabetical order) are as follows :
Centers 1 - 5: Deer Park, NY; Mebane, NC; Rehoboth Beach, DE, Riverhead, NY; Sevierville, TN
Centers 6 - 10: Branson, MO; Hilton Head I, SC; Lancaster, PA; Myrtle Beach 17, SC; Nags Head, NC
Centers 11 - 15: Atlantic City, NJ; Charleston, SC; Hershey, PA; Locust Grove, GA; San Marcos, TX
Centers 16 - 20: Gonzales, LA; Howell, MI; Jeffersonville, OH; Park City, UT; Pittsburgh, PA
Centers 21 - 25: Blowing Rock, NC; Commerce II, GA; Foley, AL; Hilton Head II, SC; Ocean City, MD
Centers 26 - 30: Myrtle Beach 501, SC; Terrell, TX; Tilton, NH; Westbrook, CT; Williamsburg, IA

Excludes outlet centers not open for 12 full calendar months and the Fort Myers, FL center which was sold in January 2016.

(3)
% of Portfolio NOI is based on the company’s forecast of 2016 property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization and gains or losses on sale of outparcels. The Company’s forecast is based on management’s estimates as of March 31, 2016 and may be considered a forward-looking statement which is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(4)	Includes domestic outlet centers open 12 full calendar months (Charlotte, NC; Glendale, AZ; National Harbor, MD; Texas City, TX).

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2016

Major Tenants (1)

Ten Largest Tenants as of March 31, 2016
Tenant	# of Stores	GLA	% of Total GLA
The Gap, Inc.	83	883,868	7.7%
Ascena Retail Group, Inc.	133	812,121	7.0%
Nike, Inc.	36	387,854	3.4%
PVH Corp.	61	364,365	3.2%
V. F. Corporation	36	331,845	2.9%
Ralph Lauren Corporation	35	323,266	2.8%
G-III Apparel Group, Ltd.	64	304,166	2.6%
Carter's, Inc.	57	254,359	2.2%
Adidas AG	35	236,474	2.0%
Hanes Brands	39	216,871	1.9%
Total of All Listed Above	579	4,115,189	35.7%

(1)	Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2016

Lease Expirations as of March 31, 2016

(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2016

Leasing Activity (1) (2)

	3/31/2016	6/30/2016	9/30/2016	12/31/2016	Year to Date	Prior Year to Date(3)
Re-tenanted Space :
Number of leases	62				62	69
Gross leasable area	185,245				185,245	262,689
New initial base rent per square foot	$30.29				$30.29	$27.71
Prior expiring base rent per square foot	$25.99				$25.99	$24.90
Percent increase	16.5%				16.5%	11.3%

New straight line base rent per square foot	$33.38				$33.38	$31.15
Prior straight line base rent per square foot	$25.24				$25.24	$24.67
Percent increase	32.3%				32.3%	26.3%

Renewed Space:
Number of leases	166				166	172
Gross leasable area	762,300				762,300	833,106
New initial base rent per square foot	$24.69				$24.69	$24.94
Prior expiring base rent per square foot	$22.78				$22.78	$22.38
Percent increase	8.4%				8.4%	11.5%

New straight line base rent per square foot	$25.91				$25.91	$26.53
Prior straight line base rent per square foot	$21.96				$21.96	$21.74
Percent increase	18.0%				18.0%	22.0%

Total Re-tenanted and Renewed Space (3):
Number of leases	228				228	241
Gross leasable area	947,545				947,545	1,095,795
New initial base rent per square foot	$25.78				$25.78	$25.60
Prior expiring base rent per square foot	$23.41				$23.41	$22.98
Percent increase	10.2%				10.2%	11.4%

New straight line base rent per square foot	$27.37				$27.37	$27.64
Prior straight line base rent per square foot	$22.60				$22.60	$22.44
Percent increase	21.1%				21.1%	23.1%

(1)	Excludes unconsolidated outlet centers. See table on page 4.

(2)	All 2016 information excludes the outlet center in Fort Myers, FL, which was sold on January 12, 2016.

(3)	All 2015 information excludes the outlet centers in Kittery I & II, ME; Tuscola, IL; and West Branch, MI, which were sold on September 30, 2015, and Barstow, CA, which was sold on October 5, 2015.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2016

Consolidated Balance Sheets (dollars in thousands)

	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Assets
Rental property
Land	$235,622	$240,267	$225,306	$217,994	$217,994
Buildings, improvements and fixtures	2,219,955	2,249,417	2,173,499	2,078,946	1,950,092
Construction in progress	42,287	23,533	63,445	95,167	154,328
	2,497,864	2,513,217	2,462,250	2,392,107	2,322,414
Accumulated depreciation	(749,325)	(748,341)	(727,921)	(699,836)	(680,739)
Total rental property, net	1,748,539	1,764,876	1,734,329	1,692,271	1,641,675
Cash and cash equivalents	18,877	21,558	20,661	16,949	14,661
Restricted cash	—	121,306	42,904	—	—
Rental property held for sale	—	—	19,286	46,862	46,530
Investments in unconsolidated joint ventures	218,732	201,083	197,964	212,939	205,083
Deferred lease costs and other intangibles, net	123,404	127,089	130,390	133,909	137,478
Prepaids and other assets	81,054	78,913	74,577	74,393	71,924
Total assets (a)	$2,190,606	$2,314,825	$2,220,111	$2,177,323	$2,117,351
Liabilities and Equity
Liabilities
Debt
Senior, unsecured notes, net	$789,635	$789,285	$788,930	$788,577	$788,128
Unsecured term loans, net	258,540	265,832	265,674	265,500	265,325
Mortgages payable, net	167,603	310,587	280,594	275,463	284,126
Unsecured lines of credit, net	259,890	186,220	193,338	173,533	112,622
Total debt (a)	1,475,668	1,551,924	1,528,536	1,503,073	1,450,201
Accounts payable and accruals	67,608	97,396	90,506	83,787	80,835
Deferred financing obligation	—	28,388	28,388	28,388	28,388
Other liabilities	31,758	31,085	31,405	30,639	31,076
Total liabilities	1,575,034	1,708,793	1,678,835	1,645,887	1,590,500
Commitments and contingencies	—	—	—	—	—
Equity
Tanger Factory Outlet Centers, Inc.
Common shares	961	959	958	958	958
Paid in capital	808,779	806,379	802,638	798,587	794,652
Accumulated distributions in excess of net income	(195,654)	(195,486)	(256,180)	(272,948)	(270,124)
Accumulated other comprehensive loss	(29,814)	(36,715)	(33,943)	(22,470)	(25,755)
Equity attributable to Tanger Factory Outlet Centers, Inc.	584,272	575,137	513,473	504,127	499,731
Equity attributable to noncontrolling interests
Noncontrolling interests in Operating Partnership	30,711	30,309	27,207	26,712	26,481
Noncontrolling interest in other consolidated partnerships	589	586	596	597	639
Total equity	615,572	606,032	541,276	531,436	526,851
Total liabilities and equity	$2,190,606	$2,314,825	$2,220,111	$2,177,323	$2,117,351

(a)
In accordance with recent accounting guidance, "Simplifying the Presentation of Debt Issuance Costs", our deferred debt origination costs and related accumulated amortization previously recorded in the line item “deferred debt origination costs, net” have been reclassified from assets to the respective debt line items within the liabilities section in the consolidated balance sheet as of December 31, 2015.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2016

Consolidated Statements of Operations (dollars and shares in thousands)

		Three Months Ended				YTD
	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15	3/31/16	3/31/15
Revenues
Base rentals	$72,623	$73,889	$75,841	$72,329	$67,629	$72,623	$67,629
Percentage rentals	2,150	3,261	2,625	2,042	2,229	2,150	2,229
Expense reimbursements	33,242	32,653	30,542	29,909	33,364	33,242	33,364
Management, leasing and other services	1,121	1,163	1,253	1,727	1,283	1,121	1,283
Other income	1,669	1,835	2,645	1,729	1,421	1,669	1,421
Total revenues	110,805	112,801	112,906	107,736	105,926	110,805	105,926
Expenses
Property operating	37,874	37,582	36,231	34,958	37,732	37,874	37,732
General and administrative	11,565	10,038	11,514	11,612	11,305	11,565	11,305
Depreciation and amortization	26,567	26,890	28,785	24,272	23,989	26,567	23,989
Total expenses	76,006	74,510	76,530	70,842	73,026	76,006	73,026
Operating income	34,799	38,291	36,376	36,894	32,900	34,799	32,900
Other income/(expense)
Interest expense	(14,884)	(14,078)	(13,933)	(13,088)	(13,089)	(14,884)	(13,089)
Gain on sale of assets and interests in unconsolidated entities	4,887	86,506	20,215	—	13,726	4,887	13,726
Other nonoperating income (expense)	316	62	89	(493)	306	316	306
Income before equity in earnings of unconsolidated joint ventures	25,118	110,781	42,747	23,313	33,843	25,118	33,843
Equity in earnings of unconsolidated joint ventures	3,499	3,182	3,713	2,046	2,543	3,499	2,543
Net income	28,617	113,963	46,460	25,359	36,386	28,617	36,386
Noncontrolling interests in Operating Partnership	(1,444)	(5,799)	(2,364)	(1,313)	(1,855)	(1,444)	(1,855)
Noncontrolling interests in other consolidated partnerships	(23)	(32)	(21)	435	(19)	(23)	(19)
Net income attributable to Tanger Factory Outlet Centers, Inc.	27,150	108,132	44,075	24,481	34,512	27,150	34,512
Allocation to participating securities	(294)	(1,198)	(494)	(308)	(408)	(294)	(408)
Net income available to common shareholders	$26,856	$106,934	$43,581	$24,173	$34,104	$26,856	$34,104
Basic earnings per common share
Net income	$0.28	$1.13	$0.46	$0.26	$0.36	$0.28	$0.36
Diluted earnings per common share
Net income	$0.28	$1.13	$0.46	$0.26	$0.36	$0.28	$0.36
Weighted average common shares
Basic	94,944	94,768	94,746	94,741	94,536	94,944	94,536
Diluted	95,003	94,827	94,799	94,795	94,697	95,003	94,697

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2016

Funds from operations (FFO) and Funds available for distribution (FAD) Analysis (dollars and shares in thousands)

		Three Months Ended				YTD
	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15	3/31/16	3/31/15
FFO:
Net income	$28,617	$113,963	$46,460	$25,359	$36,386	$28,617	$36,386
Adjusted for -
Depreciation and amortization of real estate assets - consolidated properties	26,205	26,531	28,428	23,919	23,637	26,205	23,637
Depreciation and amortization of real estate assets - unconsolidated joint ventures	5,339	5,528	5,411	5,038	4,076	5,339	4,076
Gain on sale of assets and interests in unconsolidated entities	(4,887)	(86,506)	(20,215)	—	(13,726)	(4,887)	(13,726)
FFO	55,274	59,516	60,084	54,316	50,373	55,274	50,373
FFO attributable to noncontrolling interests in other consolidated partnerships	(47)	(57)	(45)	412	(42)	(47)	(42)
Allocation to participating securities	(569)	(625)	(640)	(583)	(560)	(569)	(560)
FFO available to common shareholders	$54,658	$58,834	$59,399	$54,145	$49,771	$54,658	$49,771
FFO per common share	$0.55	$0.59	$0.59	$0.54	$0.50	$0.55	$0.50
FAD available to common shareholders:
FFO available to common shareholders	$54,658	$58,834	$59,399	$54,145	$49,771	$54,658	$49,771
Adjusted for -
Corporate depreciation excluded above	362	359	357	353	352	362	352
Amortization of finance costs	744	835	694	603	599	744	599
Amortization of net debt discount (premium)	959	191	139	(88)	14	959	14
Amortization of share-based compensation	4,001	3,152	3,994	3,953	3,613	4,001	3,613
Straight line rent adjustment	(1,607)	(1,605)	(1,924)	(1,549)	(1,269)	(1,607)	(1,269)
Market rent adjustment	663	337	825	383	916	663	916
2nd generation tenant allowances	(1,671)	(3,960)	(1,428)	(4,128)	(956)	(1,671)	(956)
Capital improvements	(3,043)	(1,231)	(3,555)	(4,558)	(2,738)	(3,043)	(2,738)
Adjustments from unconsolidated joint ventures	(384)	(196)	(506)	(399)	(479)	(384)	(479)
FAD available to common shareholders	$54,682	$56,716	$57,995	$48,715	$49,823	$54,682	$49,823
FAD per common share	0.55	$0.57	$0.58	$0.49	$0.50	$0.55	$0.50
Dividends per share	$0.285	$0.285	$0.285	$0.285	$0.240	$0.285	$0.240
Special dividends per share	—	0.210	—	—	—	—	—
Total dividends per share	$0.285	$0.495	$0.285	$0.285	$0.240	$0.285	$0.240
FFO payout ratio (1)	52%	48%	48%	53%	48%	52%	48%
FAD payout ratio (1)	52%	50%	49%	58%	48%	52%	48%
Diluted weighted average common shares	100,056	99,905	99,877	99,873	99,775	100,056	99,775

(1)	Excludes the special dividend of $0.21 per share paid on January 15, 2016 to holders of record on December 31, 2015.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2016

Unconsolidated Joint Venture Information

The following table details certain information as of March 31, 2016, except for Net Operating Income ("NOI") which is for the three months ended March 31, 2016, about various unconsolidated real estate joint ventures in which we have an ownership interest (dollars in millions):

Joint Venture	Center Location	Tanger's Ownership %	Square Feet	Tanger's Share of Total Assets	Tanger's Share of NOI	Tanger's Share of Net Debt (1)
Charlotte	Charlotte, NC	50.0%	397,839	$43.4	$1.8	$44.8

Columbus (2)	Columbus, OH	50.0%	—	35.2	—	—

Galveston/Houston	Texas City, TX	50.0%	352,705	30.3	1.1	32.4

National Harbor	National Harbor, MD	50.0%	338,786	49.7	1.4	42.9

RioCan Canada (3)	Various	50.0%	902,089	135.0	1.4	6.0

Savannah (4)	Savannah, GA	50.0%	377,286	97.0	3.2	46.8

Westgate	Glendale, AZ	58.0%	410,664	48.9	1.5	35.9

Total				$439.5	$10.4	$208.8

(1)	Net of debt origination costs and premiums

(2)	Center is currently under construction.

(3)
Includes a 161,307 square foot center in Bromont, Quebec; a 308,517 square foot center in Cookstown, Ontario; a 316,494 square foot center in Ottawa, Ontario; a 115,771 square foot center in Saint-Sauveur, Quebec; as well as due diligence costs for additional potential sites in Canada.

(4)
Based on capital contribution and distribution provisions in the joint venture agreement, we expect our economic interest in the venture's cash flow to be greater than indicated in the Tanger's Ownership % column, which states our legal interest in this venture. As of March 31, 2016, based upon the liquidation proceeds we would receive from a hypothetical liquidation of our investment based on depreciated book value, our estimated economic interest in the venture was approximately 98%. Our economic interest may fluctuate based on a number of factors, including mortgage financing, partnership capital contributions and distributions, and proceeds from gains or losses of asset sales.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2016

Non-GAAP Pro Rata Balance Sheet and Income Statement
The following pro rata information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and income statement data reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table above entitled, “Unconsolidated Joint Venture Information.” The amounts shown in the column labeled “Consolidated” were prepared on a basis consistent with the Company’s consolidated financial statements as filed with the SEC on the most recent Form 10-Q or 10-K, as applicable. The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table above entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial statements has limitations as an analytical tool. Some of these limitations include:

•The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.
Because of these limitations, the pro rata balance sheet and income statement should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2016

Non-GAAP Pro Rata Balance Sheet as of March 31, 2016 (dollars in thousands)

		Non-GAAP Pro Rata Adjustments
	Consolidated	Pro Rata Portion Noncontrolling Interests	Pro Rata Portion Unconsolidated Joint Ventures	Non-GAAP Pro Rata Balance Sheet
Assets
Rental property
Land	$235,622	$—	$56,849	$292,471
Buildings, improvements and fixtures	2,219,955	(160)	342,848	2,562,643
Construction in progress	42,287	—	42,763	85,050
	2,497,864	(160)	442,460	2,940,164
Accumulated depreciation	(749,325)	—	(36,992)	(786,317)
Total rental property, net	1,748,539	(160)	405,468	2,153,847
Cash and cash equivalents	18,877	—	14,952	33,829
Investments in unconsolidated joint ventures	218,732	(429)	(218,303)	—
Deferred lease costs and other intangibles, net	123,404	—	9,905	133,309
Prepaids and other assets	81,054	—	7,088	88,142
Total assets	$2,190,606	$(589)	$219,110	$2,409,127
Liabilities and Equity
Liabilities
Debt
Senior, unsecured notes, net	$789,635	$—	$—	$789,635
Unsecured term loans, net	258,540	—	—	258,540
Mortgages payable, net	167,603	—	208,774	376,377
Unsecured lines of credit, net	259,890	—	—	259,890
Total debt	1,475,668	—	208,774	1,684,442
Accounts payable and accruals	67,608	—	13,909	81,517
Other liabilities	31,758	—	(3,573)	28,185
Total liabilities	1,575,034	—	219,110	1,794,144
Commitments and contingencies	—	—	—	—
Equity
Tanger Factory Outlet Centers, Inc.
Common shares	961	—	—	961
Paid in capital	808,779	—	—	808,779
Accumulated distributions in excess of net income	(195,654)	—	—	(195,654)
Accumulated other comprehensive loss	(29,814)	—	—	(29,814)
Equity attributable to Tanger Factory Outlet Centers, Inc.	584,272	—	—	584,272
Equity attributable to noncontrolling interests
Noncontrolling interests in Operating Partnership	30,711	—	—	30,711
Noncontrolling interest in other consolidated partnerships	589	(589)	—	—
Total equity	615,572	(589)	—	614,983
Total liabilities and equity	$2,190,606	$(589)	$219,110	$2,409,127

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2016

Non-GAAP Pro Rata Statement of Operations year to date March 31, 2016 (dollars in thousands)

		Non-GAAP Pro Rata Adjustments
	Consolidated	Pro Rata Portion Noncontrolling Interests	Pro Rata Portion Unconsolidated Joint Ventures	Non-GAAP Pro Rata Statement of Operations
Revenues
Base rentals	$72,623	$(3)	$10,098	$82,718
Percentage rentals	2,150	—	493	2,643
Expense reimbursements	33,242	(2)	5,256	38,496
Management, leasing and other services	1,121	—	—	1,121
Other income	1,669	—	398	2,067
Total revenues	110,805	(5)	16,245	127,045
Expense
Property operating	37,874	(1)	5,755	43,628
General and administrative	11,565	—	64	11,629
Depreciation and amortization	26,567	(2)	5,317	31,882
Total expenses	76,006	(3)	11,136	87,139
Operating income	34,799	(2)	5,109	39,906
Other income/(expense)
Interest expense	(14,884)	1	(1,633)	(16,516)
Gain on sale of assets and interests in unconsolidated entities	4,887	—	—	4,887
Other nonoperating income (expense)	316		1	317
Income before equity in earnings of unconsolidated joint ventures	25,118	(1)	3,477	28,594
Equity in earnings of unconsolidated joint ventures	3,499	(22)	(3,477)	—
Net income	28,617	(23)	—	28,594
Noncontrolling interests in Operating Partnership	(1,444)	—	—	(1,444)
Noncontrolling interests in other consolidated partnerships	(23)	23	—	—
Net income attributable to Tanger Factory Outlet Centers, Inc.	27,150	—	—	27,150
Allocation to participating securities	(294)	—	—	(294)
Net income available to common shareholders	$26,856	$—	$—	$26,856

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2016

External Growth Pipeline Summary as of March 31, 2016

Project/Market	Projected Opening	Approx Size in Sq Ft (000s)	Est Total Net Cost (millions)	Cost to Date (millions)	Tanger Ownership Percentage	Est Total Construction Loan (millions)	Amount Drawn (millions)	Est Future Tanger Capital Requirement (millions)	Projected Stabilized Yield (1)

Under construction:
New Developments
Columbus, OH (2)	June 2016	355	$94.9	$59.9	50%	$—	$—	$17.5	10.0% - 11.0%
Daytona Beach, FL	Holiday 2016	352	91.3	26.4	100%	—	—	64.9	9.5% - 10.5%
Total New Developments		707	$186.2	$86.3		$—	$—	$82.4	10.3%

(1)			Weighted average projected stabilized yield for projects under construction is calculated using the midpoint of the projected stabilized yield disclosed for each project.
(2)			Partners currently plan to initially fund the project with equity, but may secure mortgage financing upon stabilization.
The company's estimates, projections and judgments with respect to projected opening date, approximate size, estimated total net cost, Tanger ownership percentage, estimated total construction loan, estimated future Tanger capital requirement and projected stabilized yield for new development and expansion projects are subject to adjustment prior to and during the development process. Estimated total net cost shown net of outparcel sales and public financing. There are risks inherent to real estate development, some of which are not under the direct control of the company. Please refer to the company's filings with the Securities and Exchange Commission on Form10-K and Form 10-Q for a discussion of these risks.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2016

Debt Outstanding Summary (dollars in thousands)

As of March 31, 2016
	Principal Balance	Stated Interest Rate	Effective(1) Interest Rate	Maturity Date
Unsecured debt:
Unsecured lines of credit (2)	$263,700	LIBOR + 0.90%		10/29/2019
2020 Senior unsecured notes	300,000	6.125%	6.219%	6/1/2020
2023 Senior unsecured notes	250,000	3.875%	4.076%	12/1/2023
2024 Senior unsecured notes	250,000	3.75%	3.819%	12/1/2024
Unsecured term loan (3)	250,000	LIBOR + 1.05%		2/23/2019
Unsecured note payable	10,000	1.50%	3.153%	6/30/2016
Net debt discounts and debt origination costs	(15,635)
Total unsecured debt	$1,308,065
Secured mortgage debt:
Atlantic City, NJ (4)	$42,617	5.14% - 7.65%	5.05%	11/15/2021 - 12/8/2026
Foxwoods, CT (5)	70,250	LIBOR + 1.65%		12/5/2017
Southaven, MS (6)	52,717	LIBOR + 1.75%		4/29/2018
Debt premium and debt origination costs	2,019
Total secured mortgage debt	$167,603
Tanger's share of unconsolidated JV debt:
Charlotte (7)	$45,000	LIBOR + 1.45%		11/24/2018
Galveston/Houston (8)	32,500	LIBOR + 1.50%		7/1/2017
National Harbor (9)	43,500	LIBOR + 1.65%		11/13/2019
RioCan Canada(10)	5,671	5.75%	4.18%	5/10/2020
Savannah (11)	47,549	LIBOR + 1.65%		5/21/2017
Westgate (12)	35,960	LIBOR + 1.75%		6/27/2017
Debt premium and debt origination costs	(1,406)
Total Tanger's share of unconsolidated JV debt	$208,774

(1)	The effective interest rate excludes interest rate swap agreements that fix the base LIBOR rate at an average of 1.16% on notional amounts aggregating $325.0 million as follows:

(a)
Interest rate swaps entered into in October 2013 to hedge our variable interest rate exposure on notional amounts aggregating $150.0 million. These interest rate swap agreements fix the base LIBOR rate at an average of 1.30% through August 14, 2018, and

(b)
Interest rate swaps entered into in April 2016 to hedge our variable interest rate exposure on notional amounts aggregating $175.0 million. These interest rate swap agreements fix the base LIBOR rate at an average of 1.03% through January 1, 2021.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2016

(2)
The company has an unsecured, syndicated credit line with a borrowing capacity totaling $500.0 million and a separate cash management line of credit with a borrowing capacity of $20.0 million with one of the participants in the syndication. The syndicated credit line may be increased to $1.0 billion through an accordion feature in certain circumstances. The unsecured lines of credit have an expiration date of October 29, 2019 with an option for a one year extension.

(3)
On April 13, 2016, the company amended the unsecured term loan to increase the size of the loan from $250 million to $325 million, extend the maturity date from February 23, 2019 to April 13, 2021, and reduce the LIBOR spread from LIBOR plus 105 basis points to LIBOR plus 95 basis points. The additional loan proceeds of $75 million were used to pay down balances under the Operating Partnership's unsecured lines of credit.

(4)	Represents mortgages assumed in the acquisition of this property.

(5)	Represents a mortgage loan with the ability to borrow up to $70.3 million. The loan initially matures on December 5, 2017, with two one -year extension options.

(6)
Represents a mortgage loan with the ability to borrow up to $60.0 million. The loan initially matures on April 29, 2018, with one two-year extension option. As of March 31, 2016, the principal balance on the loan was $52.7 million. The additional $7.3 million is available to fund the remaining construction costs to complete the center which opened in November 2015.

(7)
Represents a mortgage loan of $90.0 million. The loan initially matures on November 24, 2018, with one one -year extension option. As of March 31, 2016, the principal balance on the loan was $90.0 million.

(8)
Represents a mortgage loan with the ability to borrow up to $70.0 million with a maturity date of July 1, 2017 and the option to extend the maturity for one additional year. As of March 31, 2016, the principal balance on the loan was $65.0 million. The additional $5.0 million is available for future expansion.

(9)	Represents a construction loan with with the ability to borrow up to $87.0 million. As of March 31, 2016, the principal balance on the loan was $87.0 million.

(10)
Represents the mortgage assumed related to the acquisition of the Saint-Sauveur, Quebec property by the RioCan co-owners in November 2012. The mortgage has a principal balance of $11.3 million and matures on May 10, 2020.

(11)
Represents a construction loan with a with the ability to borrow up to $100.9 million. The construction loan has a maturity date of May 21, 2017, with two options to extend the maturity date each for one additional year. As of March 31, 2016, the principal balance on the loan was $95.1 million. The additional $5.8 million is available for construction of the approximately 42,000 square foot expansion that is currently in progress.

(12)
Represents a construction loan with with the ability to borrow up to $62.0 million. On April 1, 2015, the joint venture exercised the option to extend the maturity date of the loan to June 27, 2017. As of March 31, 2016, the principal balance on the loan was $62.0 million.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2016

Future Scheduled Principal Payments (dollars in thousands)

As of March 31, 2016
Year	Tanger Consolidated Payments	Tanger's Share of Unconsolidated JV Payments	Total Scheduled Payments
2016	$12,148	$198	$12,346
2017	73,258	116,287	189,545
2018	55,900	45,294	101,194
2019 (1)	517,069	43,811	560,880
2020	303,566	4,590	308,156
2021	5,793	—	5,793
2022	4,436	—	4,436
2023	254,768	—	254,768
2024	255,140	—	255,140
2025	1,501	—	1,501
2026 & thereafter	5,705	—	5,705
	$1,489,284	$210,180	$1,699,464
Net debt discounts and debt origination costs	(13,616)	(1,406)	(15,022)
	$1,475,668	$208,774	$1,684,442

(1)	Includes principal balance of $263.7 million outstanding under the company's unsecured lines of credit.
Senior Unsecured Notes Financial Covenants (1)

As of March 31, 2016
	Required	Actual	Compliance
Total Consolidated Debt to Adjusted Total Assets	<60%	49%	Yes
Total Secured Debt to Adjusted Total Assets	<40%	6%	Yes
Total Unencumbered Assets to Unsecured Debt	>150%	187%	Yes
Consolidated Income Available for Debt Service to Annual Debt Service Charge	>1.5	5.26	Yes

(1)
For a complete listing of all debt covenants related to the company's Senior Unsecured Notes, as well as definitions of the above terms, please refer to the company's filings with the Securities and Exchange Commission.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2016

Investor Information

Tanger Outlet Centers welcomes any questions or comments from shareholders, analysts, investment managers, media and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Factory Outlet Centers, Inc.
Investor Relations
Phone:	(336) 834-6892
Fax:	(336) 297-0931
e-mail:	tangerir@tangeroutlet.com
Mail:	Tanger Factory Outlet Centers, Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2016